UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 2, 2006

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 2606
New York, NY 10168
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2006, Lev Pharmaceuticals, Inc. (the “Registrant”) entered into an employment agreement with Joseph Truitt, its new Vice President - Marketing and Sales, pursuant to which:

•  Mr. Truitt will serve as our Vice President - Sales and Marketing on an at-will basis and receive an annual base salary of $240,000 during the term of the agreement and will be eligible to receive an annual bonus of up to 35% of his base salary subject to his attainment of performance criteria to be approved by the Board. In addition, the Registrant awarded Mr. Truitt a one-time signing bonus of $30,000 upon the execution of the employment agreement.

•  In connection with his entering into the employment agreement, Mr. Truitt was granted options to purchase 600,000 shares of the Registrant’s common stock at an exercise price equal to the closing price of its common stock, as reported on the OTC Bulletin Board on the effective date of the employment agreement. These options vest as follows: 200,000 shares vest on the commencement date of the employment agreement, options to purchase an additional 400,000 shares shall vest in equal amounts of 100,000 on each of the first four anniversary dates of the commencement date. In the event of a Change of Control (as defined in the Registrant’s 2004 Omnibus Incentive Compensation Plan), the options shall become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan.

•  If Mr. Truitt’s employment is terminated by us without “cause” (as defined in the employment agreement), he would be entitled to: (i) continuation of his base salary, at the rate then in effect, for a period of twelve months and (ii) the continued participation in our benefit plans (or comparable plans) for the period of time from the date of termination until the end of the month in which the final severance payment is made.

•  If Mr. Truitt’s employment is terminated by us for “cause”, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

•  Mr. Truitt is subject to customary confidentiality obligations, non-solicitation and non-competition that survive the termination of the employment agreement.

The above summary is qualified in its entirety by reference to the actual employment agreement entered into between the Registrant and Mr. Truitt, a copy of which is attached hereto as Exhibits 10.1 and which is incorporated by reference in this Item 1.01 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of stock options to Mr. Truitt is incorporated herein by reference from Item 1.01.

Item 8.01	Other Events.

On August 3, 2006, Lev Pharmaceuticals, Inc. announced that it appointed Mr. Joseph Truitt as its Vice President - Marketing and Sales. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

10.1	Employment Agreement between the Registrant and Joseph Truitt

99.1	Press Release dated August 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein, Ph.D.

Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer and President
Date: August 3, 2006

Exhibit Index

Exhibit No.	Description of Document

10.1	Employment Agreement between the Registrant and Joseph Truitt

99.1	Press Release dated August 3, 2006